Exhibit 99.1

Talos Energy Supports Corporate Strategy With Key Additions to Executive Leadership Team

Houston, Texas, August 14, 2025 – Talos Energy Inc. (“Talos” or the “Company”) (NYSE: TALO) today announced key additions to the Company’s executive leadership team in support of its corporate strategy to further drive the Company’s offshore leadership position. The Company has appointed Mr. Zachary B. Dailey as Executive Vice President and Chief Financial Officer (“CFO”), effective August 18, 2025. In addition, the Company has appointed Mr. William R. Langin as Executive Vice President – Exploration and Development, effective September 29, 2025, and promoted Ms. Megan Dick to Executive Vice President and Chief Human Resources Officer.

Mr. Dailey joins Talos with over 17 years of oil and gas experience, most recently serving as Vice President, Controller and Chief Accounting Officer for Marathon Oil Corporation (“Marathon Oil”) prior to the ConocoPhillips’ acquisition. He spent nearly 10 years at Marathon Oil serving in various leadership roles, including Internal Audit, Business Development, Planning, Operations, CEO Advisor, and Investor Relations. Previously, Mr. Dailey held finance leadership roles at LINN Energy, Berry Petroleum Company, and Morgan Keegan & Company. Mr. Dailey earned a Bachelor of Arts from Vanderbilt University and an Executive Master of Business Administration from the University of Denver.

In connection with Mr. Dailey’s appointment as CFO, Mr. Gregory M. Babcock will step down as interim CFO. Mr. Babcock will continue to serve in his longstanding role as the Company’s Vice President and Chief Accounting Officer.

Mr. Langin joins Talos with over 20 years of oil and gas experience, including more than 15 years of exploration and asset development, with significant technical and commercial leadership roles in the offshore sector. Most recently, he has served as Vice President, Exploration Portfolio and Technology for Hess Corporation until his departure in connection with its merger with Chevron. He began his career at Shell in 2003, serving in various roles, including Senior Vice President, West/Deepwater Exploration, Vice President, Exploration – North America & Brazil, and other key roles of increasing responsibility during his tenure with the company. Mr. Langin received a Bachelor of Arts in Geology from Princeton University and holds a PhD in Geophysics, Structural Geology and Statistics from Cornell University.

Ms. Dick has 23 years of experience in human resources, including more than 17 years in the oil and gas industry, and has been with the Company since July 2014. She most recently served as Vice President, Human Resources. Prior to Talos, Ms. Dick served as Human Resources Manager for Aurora Oil and Gas (acquired by Baytex Energy Corporation) and held key roles of increasing responsibility during her seven years at Cameron International. Ms. Dick received a Bachelor of Arts from the University of Texas at Austin.

Talos President and Chief Executive Officer Paul Goodfellow stated, “We welcome Zach, Bill, and Megan to the executive team and look forward to their strategic leadership and immediate contributions in the continued execution of our corporate strategic plan. We are also very grateful to Greg for stepping into the interim CFO role during an important time for Talos and look forward to his continued leadership and contributions to the long-term success of the Company.”

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven, innovative, independent energy company focused on maximizing long-term value through its Exploration & Production business in the United States Gulf of America and offshore Mexico. We leverage decades of technical and offshore operational expertise to acquire, explore, and produce assets in key geological trends while maintaining a focus on safe and efficient operations, environmental responsibility, and community impact. For more information, visit www.talosenergy.com.

INVESTOR RELATIONS CONTACT

Clay Jeansonne

Clay.Jeansonne@talosenergy.com

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding our strategy, future operations, financial position, prospects, plans and objectives of the Board and management are forward-looking statements. When used in this communication, the words “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast,” “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

Should one or more of the risks or uncertainties described herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this communication.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002